Exhibit 10.13

SERVICES AGREEMENT

THIS SERVICES AGREEMENT, is made as of January 1, 2004 (the “Agreement”) by and between MARKWEST ENERGY GP, L.L.C., a Delaware limited liability company (the “General Partner”) and MARKWEST HYDROCARBON, INC., a Delaware corporation (“Manager”).

A.            Pursuant to Section 7.6(c) of the Amended and Restated Limited Partnership Agreement, dated May 24, 2002 (the “Partnership Agreement”) of MarkWest Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), the General Partner is authorized to enter into an agreement with any of its Affiliates (as defined in the Partnership Agreement) to render services to any member of the Partnership Group (as defined in the Partnership Agreement) in the discharge of its duties as general partner of the Partnership.

B.            The General Partner desires to engage the Manager to render day-to-day operational, management, accounting, personnel and related administrative services to the Partnership on the terms and conditions in this Agreement, and the Manager desires to accept such engagement.

NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1.       DEFINITIONS.  The following terms have the meanings assigned them:

(a)           “Agreement” means this Services Agreement.

(b)           “Board of Directors” means the Board of Directors of the General Partner.

(c)           “Code” means the Internal Revenue Code of 1986, as amended.

(d)           “Conflicts Committee” shall have the meaning set forth in the Partnership Agreement.

(e)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(f)            “Governing Instruments” means, with regard to any entity, the articles of incorporation and bylaws in the case of a corporation, certificate of limited partnership (if applicable) and the partnership agreement in the case of a general or limited partnership or the articles of formation and the operating agreement in the case of a limited liability company.

(g)           “Subsidiary” means any subsidiary of the Partnership.

2.       APPOINTMENT AND DUTIES OF THE MANAGER.

(a)           The General Partner hereby appoints the Manager to manage the assets of the Partnership consistent with the terms of the Partnership Agreement and subject to the further terms and conditions set forth in this Agreement.  The Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein. The appointment of the Manager shall be exclusive to the Manager except to the extent that the Manager otherwise agrees, in its sole and absolute discretion, and except to the extent that, the Manager elects to cause the duties of the Manager hereunder to be provided by third parties pursuant to the terms of this Agreement.

(b)           The Manager, in its capacity as manager of the assets and the day-to-day operations of the Partnership, at all times will be subject to the supervision and oversight of the Board of Directors and will have only such functions and authority as the General Partner may delegate to it including, without limitation, the functions and authority identified herein and delegated to the Manager hereby. The Manager will be responsible for the day-to-day operations of the Partnership and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Partnership as may be appropriate, including, without limitation:

(i)            conducting a periodic review of acquisition criteria and parameters for acquisitions, borrowings and operations related thereto and originating acquisition opportunities;

(ii)           investigation, analysis and selection of acquisition opportunities;

(iii)          with respect to prospective acquisitions or dispositions by the Partnership, conducting negotiations with sellers and purchasers and their respective agents, representatives and advisors (including, without limitation, investment bankers);

(iv)          coordinating and managing operations of any joint venture or co-investment interests held by the Partnership and conducting all matters with the joint venture or co-investment partners;

(v)           providing executive and administrative personnel, office space and office services required in rendering services to the Partnership;

(vi)          administering the day-to-day operations of the Partnership and performing and supervising the performance of such other administrative functions necessary in the management of the Partnership as may be agreed upon by the Manager and the Board of Directors, including, without limitation, the collection of revenues and the payment of the Partnership’s debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

(vii)         communicating on behalf of the Partnership with the holders of any equity or debt securities of the Partnership as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(viii)        counseling the Partnership regarding the maintenance of its status as a publicly traded partnership for tax purposes and monitoring compliance with the various tests and other rules set out in the Code and Treasury Regulations thereunder related to such status;

(ix)           monitoring the operating performance of the Partnership’s assets and providing periodic reports with respect thereto to the Board of Directors, including comparative information with respect to such operating and performance and budgeted or projected operating results;

(x)            investing and re-investing any moneys and securities of the Partnership (including, without limitation, investing in short-term investments pending investment in operational assets, payment of fees, costs and expenses, or payments of dividends or distributions to partners of the Partnership) and advising the Partnership as to its capital structure and capital raising;

(xi)           assisting the Partnership to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to publicly traded partnerships and to conduct quarterly compliance reviews with respect thereto;

(xii)          causing the Partnership to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xiii)         managing and administering the Partnership’s rights and obligations under all agreements with unaffiliated third parties to which the Partnership is a party or by which the Partnership is bound and monitoring compliance by the Partnership and by such unaffiliated third parties to such agreements with the terms and conditions thereof;

(xiv)        assisting the Partnership in complying with all regulatory requirements applicable to the Partnership in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents required under the Exchange Act;

(xv)         taking all necessary actions to enable the Partnership to make required tax filings and reports;

(xvi)        handling and resolving all claims, disputes or controversies (including, without limitation, all litigation, arbitration, settlement or other proceedings or negotiations) with unaffiliated third parties in which the Partnership may be involved or to which the Partnership may be subject arising out of the Partnership’s day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board of Directors;

(xvii)       using commercially reasonable best efforts to cause expenses incurred by or on behalf of the Partnership to be reasonable or customary and within any budgeted parameters or expense guidelines as may be set by the Board of Directors from time to time;

(xviii)      performing such other services as may be required from time to time for management and other activities relating to the assets of the Partnership as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

(xix)         using commercially reasonable best efforts to cause the Partnership to comply with all applicable laws.

(c)           The Manager may retain, for and on behalf, and at the sole cost and expense, of the Partnership, such services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, investment banks, financial advisors, banks and other lenders and others as the Manager deems necessary or advisable in connection with the management and operations of the Partnership.  The Manager shall also have the right to cause any of such services as may be appropriate to be rendered by its employees or affiliates. The Partnership shall pay or reimburse the Manager or its affiliates performing such services for the cost thereof; provided, that such costs and reimbursements are reasonable and no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

(d)           The Manager shall prepare, or cause to be prepared, at the sole cost and expense of the Partnership, all reports, financial or otherwise, with respect to the Partnership reasonably required by the Board of Directors in order for the Partnership to comply with its Governing Instruments or any other materials required to be filed with any governmental body or agency, and shall prepare, or cause to be prepared, all materials and data necessary to complete such reports and other materials including, without limitation, an annual audit of the Partnership’s books of account by a nationally recognized independent accounting firm selected by the audit committee of the Board of Directors.

(e)           The Manager shall keep a full and complete account of all costs, expenses and expenditures incurred by it in connection with the provision of services under this Agreement.  To the extent that the Manager engages in activities other than the discharge of its responsibilities under this Agreement, the Manager shall separately account for all such costs, expenses and expenditures and the Partnership shall not be billed for such costs, expenses and expenditures.

(f)            The Manager shall prepare regular reports for the Board of Directors to enable the Board of Directors to review the Partnership’s operations and compliance with the guidelines and policies approved by the Board of Directors.

3.       REPRESENTATIONS AND WARRANTIES OF THE PARTIES

(a)           Each of the General Partner and the Manager hereby represents, warrants and covenants to the other and to the Partnership that the following statements are true and correct as of the date hereof:

(i)            Each of the General Partner and the Manager is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation; each of the General Partner and the Manager has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(ii)           Each of the General Partner and the Manager has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of such entity, enforceable against such entity in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity); and

(iii)          The authorization, execution, delivery and performance of this Agreement by each of the General Partner and the Manager will not result in a breach, default or violation of the organizational documents of such entity.

(b)           If it shall come to the attention of either party to this Agreement that the representations and warranties made by such party in this Section 3 have ceased to be true and correct in all material respects, such party shall promptly notify the other party and the Partnership of such fact.

4.       DEVOTION OF TIME; ADDITIONAL ACTIVITIES.

(a)           The Manager will provide a dedicated management team, including a Chief Executive Officer and such other officers and employees as may be deemed necessary by the Manager, to provide the management services to be provided by the Manager to the Partnership hereunder, the members of which team shall have as their responsibility the management of the Partnership and shall devote such of their time to the management of the Partnership as the Manager or the Board of Directors reasonably deems necessary and appropriate, commensurate with the level of activity of the Partnership from time to time.

(b)           The Manager hereby agrees that neither the Manager nor any entity controlled by or under common control with the Manager shall provide services to any company or other entity whose business, investment policies, guidelines or plan targets is substantially similar to that of the Partnership.  The Partnership shall have the benefit of

Manager’s best judgment and effort in rendering services and, in furtherance of the foregoing, (i) the Manager shall not undertake activities that, in its judgment, will substantially adversely affect the performance of its obligations under this Agreement and (ii) without the written consent of the Conflicts Committee, the Manager shall not undertake activities that are in competition with any line of business conducted by the Partnership.

(c)           Except to the extent set forth in Section 4(a) or 4(b) above, nothing herein shall prevent the Manager or any of its affiliates or any of the officers and employees of any of the foregoing from engaging in other businesses or from rendering services of any kind to any other person or entity.

(d)           Stockholders, officers, employees and agents of the Manager or affiliates of the Manager may serve as directors, officers, employees, agents, nominees or signatories for the Partnership or any Subsidiary, to the extent permitted by their Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Directors pursuant to the General Partner’s Governing Instruments.

5.       AGENCY.  The Manager shall act as agent of the Partnership in operating, acquiring, financing and disposing of assets, disbursing and collecting the Partnership’s funds, paying the debts and fulfilling the obligations of the Partnership, supervising the performance of professionals engaged by or on behalf of the Partnership and handling, prosecuting and settling any claims of or against the Partnership, the Board of Directors, holders of the Partnership’s securities or the Partnership’s representatives or properties.

6.       BANK ACCOUNTS. At the direction of the Board of Directors, the Manager may establish and/or maintain one or more bank accounts in the name of the Partnership or any Subsidiary (any such account, a “Partnership Account”), and may collect and deposit funds into any such Partnership Account or Partnership Accounts, and disburse funds from any such Partnership Account or Partnership Accounts, under such terms and conditions as the Board of Directors may approve; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and, upon request, to the auditors of the Partnership or any Subsidiary.

7.       RECORDS; CONFIDENTIALITY.  The Manager shall maintain appropriate books of accounts and records relating to services performed under this Agreement, and such books of account and records shall be accessible for inspection by representatives of the Partnership or any Subsidiary at any time during normal business hours upon one (1) business day’s advance written notice. The Manager shall keep confidential any and all information obtained in connection with the services rendered under this Agreement and shall not disclose any such information to nonaffiliated third parties except with the prior written consent of the Board of Directors.

8.       COMPENSATION.  During the term of this Agreement, the Manager will receive an annual management fee (the “Management Fee”) equal to $5,000.

9.       EXPENSES OF THE PARTNERSHIP.  The Partnership shall pay all of its expenses and shall reimburse the Manager for documented expenses of the Manager incurred on its behalf (collectively, the “Expenses”). Expenses include all costs and expenses which are expressly designated elsewhere in this Agreement as the Partnership’s, together with the following:

(a)           expenses in connection with the transaction costs incident to the acquisition, disposition and financing of Partnership assets;

(b)           such portion of the wages and salaries of the Manager’s officers and employees as is directly proportionate to the amount of working time actually devoted by such officers and employees to the business and affairs of the Partnership;

(c)           travel and other out-of-pocket expenses incurred by officers, employees and agents of the Manager in connection with the purchase, financing, refinancing, operating, sale or other disposition of any Partnership asset;

(d)           costs of legal, accounting, tax, auditing, administrative and other similar services rendered for the Partnership by providers retained by the Manager or, if provided by the Manager’s employees, the actual expenses incurred but in any event in amounts that are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

(e)           the cost of liability insurance to indemnify the General Partner’s directors and officers;

(f)            compensation and expenses of the Partnership’s custodian and transfer agent, if any;

(g)           costs associated with the establishment and maintenance of any credit facilities and other indebtedness of the Partnership (including commitment fees, legal fees, closing and other costs) or with any securities offerings of the Partnership;

(h)           costs associated with any computer software or hardware that is used for the Partnership;

(i)            costs and expenses incurred in contracting with third parties, including affiliates of the Manager, for the operation of assets of the Partnership;

(j)            all other costs and expenses relating to the Partnership’s business and operations fees;

(k)           all insurance costs incurred in connection with the operation of the Partnership’s business except for the costs attributable to the insurance that the Manager elects to carry for itself and its employees;

(l)            expenses relating to any office or office facilities maintained for the Partnership separate from the office or offices of the Manager;

(m)          a proportionate allocation of expenses related to any office or office maintained by the Manager and used to conduct the business and affairs of the Partnership;

(n)           expenses connected with the payments of interest, dividends or distributions in cash or any other form made or caused to be made by the Board of Directors to or on account of the holders of securities of the Partnership or its Subsidiaries;

(o)           expenses connected with communications to holders of securities of the Partnership or its Subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Securities and Exchange Commission, the costs payable by the Partnership to any transfer agent and registrar in connection with the listing and/or trading of the Partnership’s units on any exchange, the fees payable by the Partnership to any such exchange in connection with its listing, costs of preparing, printing and mailing the Partnership’s annual report to its unitholders; and

(p)           all other expenses actually incurred by the Manager which are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement.

The Partnership have no obligation to reimburse the Manager for any expenses incurred by the Manager other than the those set forth in the foregoing paragraphs (a) through (p).

10.     CALCULATIONS OF EXPENSES.  The Manager shall prepare a statement documenting the Expenses incurred by the Manager on behalf of the Partnership during each calendar month, and shall deliver such statement to the Partnership within 20 days after the end of each calendar month. Expenses incurred by the Manager on behalf of the Partnership shall be reimbursed monthly to the Manager on the first business day of the month immediately following the date of delivery of such statement.

11.     LIMITS OF MANAGER RESPONSIBILITY; INDEMNIFICATION.

(a)           The Manager assumes no responsibility under this Agreement other than to render the services called for under this Agreement in good faith and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Manager. The Manager, its stockholders, directors, officers and employees will not be liable to the Partnership or any Subsidiary, to the Board of Directors, or the Partnership’s or any Subsidiary’s equityholders or partners for any acts or omissions by the Manager, its stockholders, directors, officers or employees, pursuant to or in accordance with this Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of the

Manager’s duties under this Agreement. The Partnership shall, to the full extent lawful, reimburse, indemnify and hold the Manager and its stockholders, directors, officers and employees (each, an “Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from any acts or omissions of such Indemnified Party made in good faith in the performance of the Manager’s duties under this Agreement and not constituting such Indemnified Party’s bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under this Agreement.   Notwithstanding the foregoing provisions of this paragraph (a), the Partnership shall not be obligated to reimburse, indemnify and hold any Indemnified Party harmless if such indemnification would not be permitted under the terms and provisions of Partnership Agreement.

(b)           The Manager shall, to the full extent lawful, reimburse, indemnify and hold the Partnership, its partners, the General Partner, its officers and employees and each other Person, if any, controlling the Partnership (each, a “Partnership Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from the Manager’s bad faith, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement.

12.     NO JOINT VENTURE.  Nothing in this Agreement shall be construed to make the Partnership and the Manager partners or joint venturers or impose any liability as such on either of them.

13.     TERM; TERMINATION AND RENEWAL.

(a)           This Agreement shall become effective as of January 1, 2004 and shall have a one-year term, remaining in full force and effect through and until December 31, 2004.  This Agreement shall terminate as of such year-end unless renewed by the Board of Directors (with the approval of the Conflicts Committee) pursuant to Section 13(b) below.  Upon any such renewal, this Agreement shall be renewed for a successive one-year term and terminate at the end thereof, unless subsequently renewed by the Board of Directors (with the approval of the Conflicts Committee) pursuant to Section 13(b) below.  This Agreement may be terminated by either party prior to expiration of its term pursuant to Section 15 below.

(b)           If the Board of Directors (with the approval of the Conflicts Committee) elects to renew this Agreement at the expiration of the original term, or any succeeding one-year term after such renewal as set forth in Section 13(a) above, the Board of Directors shall deliver to the Manager prior written notice of its intention to renew this Agreement not less than 60 days prior to the expiration of the then existing term.  If the Board of Directors (with the approval of the Conflicts Committee) elects not to renew this Agreement pursuant to this Section 13(b), the Agreement shall terminate upon the expiration of the then existing term, and the Manager shall cease to provide services under this Agreement as of such date.

(c)           If the Manager elects not to renew this Agreement at the expiration of the original term or any such one-year extension term as set forth in Section 13(a) above, the Manager shall deliver to the General Partner prior written notice not less than 60 days prior to the expiration of the then existing term, whereupon this Agreement shall not be renewed and extended and shall terminate effective on the anniversary of the date hereof following the delivery of such notice.

(d)           If this Agreement is terminated pursuant to this Section 13, such termination shall be without any further liability or obligation of either party to the other, subject to the continuation of  the indemnification obligations set forth in Section 12 and In addition, Section 11 shall survive termination of this Agreement.

14.     ASSIGNMENT.  This Agreement shall terminate automatically in the event of its assignment, in whole or in part, by either party, unless such assignment is consented to in writing by the General Partner after the prior approval of the Conflicts Committee.  This Agreement shall not be assigned by the General Partner without the prior written consent of the Manager.

15.     TERMINATION FOR CAUSE.

(a)           The Conflicts Committee (on behalf of the General Partner) may terminate this Agreement effective upon 30 days prior written notice to the Manager:

(i)            upon any act of fraud, misappropriation of funds, or embezzlement against the Partnership or other willful violation of this Agreement by the Manager in its corporate capacity (as distinguished from the acts of any employees of the Manager which are taken without the complicity of any officer or director of the Manager) under this Agreement or in the event of any gross negligence on the part of the Manager in the performance of its duties under this Agreement;

(ii)           in the event that the Manager defaults in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied is received by the Manager; or

(iii)          if the Manager (A) files a petition for bankruptcy or otherwise becomes insolvent, (B) defaults upon (x) any of its outstanding indebtedness or (y) any payment obligation owing by the Manager (or any affiliate thereof other than a member of the Partnership Group) to the Partnership (or any other member of the Partnership Group).

(b)           The Manager may terminate this Agreement effective upon 30 days prior written notice of termination to the General Partner in the event that the General Partner or the Partnership defaults in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied is received by the Board of Directors.

(c)           If this Agreement is terminated pursuant to this Section 15, the provisions of Section 13(d) above shall apply in the case of such termination.

16.     ACTION UPON TERMINATION.

From and after the effective date of termination of this Agreement, pursuant to Sections 13, 14 or 15, the Manager shall not be entitled to compensation for further services under this Agreement, but shall be paid all compensation accruing to the date of termination.  Upon such termination, the Manager shall forthwith:

(a)           after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to the Partnership all money collected and held for the account of the Partnership pursuant to this Agreement;

(b)           deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the Partnership; and

(c)           deliver to the Board of Directors all property and documents of the Partnership or any Subsidiary then in the custody of the Manager.

17.     CONFIDENTIALITY.  During the term of this Agreement, neither party nor any of their respective Affiliates shall, directly or indirectly, disclose to any person any information received, obtained or created that is not in the public domain or generally known in the industry, in any form, relating to the business and operations of the other party.  Notwithstanding the foregoing, either party may disclose any information relating to the business and operations of the other party (upon prior written notice to such other party) if required by law or applicable stock exchange rule.

18.     GENERAL PARTNER AND CONFLICTS COMMITTEE.

(a)           Notwithstanding any provision in this Agreement, the General Partner is not hereby withdrawing from the Partnership as a general partner or otherwise.  The General Partner shall remain responsible to the Partnership for actions taken or omitted by the Manager within the scope of such delegation as if the General Partner had itself taken or omitted to take any such actions.  The General Partner’s responsibility to the Partnership is not expanded or limited by this Agreement and shall be in effect to the same extent and on the same terms and conditions as specified in the Partnership Agreement or under Delaware law.  The General Partner shall be entitled to monitor the Manager’s performance under this Agreement.  The General Partner shall have the right and power to direct the Manager to take, or to cease from taking, any action that would constitute a breach of the Partnership Agreement.  The General Partner shall at all times have access to the books, records and documents of the Partnership and the Manager and to their officers, directors and employees to monitor the Manager’s performance under this Agreement.

(b)           The parties acknowledge that this Agreement has been approved by the Conflicts Committee.   In addition, notwithstanding any other provision of this Agreement, the parties acknowledge and agree that any “potential conflict of interest” (within the meaning of the Partnership Agreement) that arises under this Agreement or as a result of the performance by the parties of their obligations hereunder (including any action to be taken by the Board of Directors) shall be resolved in the manner provided in Section 7.9 of the Partnership Agreement.

19.     NOTICES.  Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission against answerback, (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

(a)           If to the Partnership or the General Partner:

MarkWest Energy Partners, L.P. or MarkWest Energy GP, L.L.C.

155 Inverness Drive West, Suite 200

Englewood, Colorado 80112

Facsimile:  303-290-8769

with a copy to the Chairman of the Conflicts Committee:

William P. Nicoletti

Nicoletti & Company Inc.

620 Van Beuren Road

Morristown, NJ 07960

Facsimile:  973-267-9814

(b)           If to the Manager:

MarkWest Hydrocarbon, Inc.

155 Inverness Drive West, Suite 200

Englewood, Colorado 80112

Facsimile:  303-290-8769

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 19 for the giving of notice.

20.     BINDING NATURE OF AGREEMENT; SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

21.     ENTIRE AGREEMENT.  This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement. This Agreement may not be modified or amended other than by an agreement in writing.

22.     CONTROLLING LAW.  This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware, notwithstanding any Delaware or other conflict-of-law provisions to the contrary.

23.     INDULGENCES, NOT WAIVERS.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

24.     TITLES NOT TO AFFECT INTERPRETATION.  The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation of this Agreement.

25.     EXECUTION IN COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

26.     PROVISIONS SEPARABLE.  The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

MARKWEST ENERGY GP, L.L.C.
a Delaware limited liability company

By:	/s/ Donald Heppermann
Donald Heppermann
Executive Vice President and Chief Financial Officer

MANAGER:

MARKWEST HYDROCARBON, INC.
a Delaware corporation

By:	/s/ Frank Semple
Frank Semple
President and Chief Executive Officer